December 16, 1996




AST Research, Inc.
16215 Alton Parkway
Irvine, CA  92718

Ladies and Gentlemen:

     It is a pleasure for us to confirm to you that, pursuant to the terms and conditions of this Agreement, we are placing at your disposal an uncommitted revolving credit facility in the amount of Fifty Million United States Dollars (U.S. $50,000,000). The Facility shall be available until the earlier of (a) the termination of this Facility pursuant to Section 9 hereof and (b) the date designated by you or us in a seven day advance written notice to the other party as the termination date of this Facility (the "Termination Date"); provided however that as long as no Event of Default exists, all amounts outstanding shall be payable upon the maturity thereof.

     1.   DEFINITIONS

          (a) Defined terms: As used in this Agreement, the following terms have the respective meanings assigned thereto:

               "Agreement" means this letter agreement and all schedules and exhibits attached hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "Borrowings" means any amounts outstanding under the Facility, whether in respect of Domestic Dollar Borrowings, or Eurodollar Borrowings.

               "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are not authorized or obligated by law to close.

               "Dollars" or "$" means the lawful currency of the United States of America.

               "Domestic Dollar Borrowings" means any borrowings under the Facility made pursuant to Section 4.1 of this Agreement.

               "Environmental Laws" means Federal, state, local or foreign laws or regulations concerning the handling, release, disposal or discharge of materials into the environment and the protection or clean-up of the environment.

               "Eurodollar Borrowings" means any borrowings under the Facility made pursuant to Section 4.2 of this Agreement.

               "Event of Default" means any event specified in Section 9 of this Agreement.

               "Facility" means the credit available to you, pursuant to the terms set forth in this Agreement for Borrowings.

               "Federal Bankruptcy Laws" means the Bankruptcy Reform Act of 1978, as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, and all the Rules of Bankruptcy Procedure, as any or all of the foregoing may hereafter be amended, supplemented or otherwise modified.

               "Federal Funds Rate" means the rate for overnight Federal Funds, as published by the Federal Reserve Bank of New York.

               "Guarantor" means Samsung Electronics Company, Ltd.

               "Guarantee" means a duly executed guarantee in the form and substance satisfactory to the Bank.

               "Interest Period" shall have the meaning attributed to it in
Section 4.2(a) of this Agreement, subject to the Interest Period Conventions.

               "Interest Period Conventions" means the following:

               (a) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a Eurodollar Borrowing would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

               (b) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

               "Loan Documents" shall have the meaning attributed to it in
Section 6(a) of this Agreement.

               "Note" shall have the meaning attributed to it in Section 3 of this Agreement.

               "Prime Rate" means the rate of interest announced by us from time to time as our Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by us to any customer. If the Federal Funds Rate is greater than the Prime Rate for any day, then the Prime Rate for each such day shall be deemed to equal one and one-half percent (1-1/2%) in excess of the Federal Funds Rate for each such day.

               (b) Accounting Terms: All accounting terms (whether or not capitalized) used but not defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States.

     2.   AMOUNT AND AVAILABILITY

          We agree, on the terms and conditions of this Agreement, that we may make Borrowings, pursuant to this Facility, from time to time in the manner hereinafter specified, provided that the sum of (i) the aggregate principal amount of all Borrowings shall not exceed $50,000,000. This Facility shall be available until the Termination Date.

     3.   EVIDENCE OF INDEBTEDNESS

          The outstanding amount of all Domestic Dollar Borrowings and Eurodollar Borrowings shall be evidenced by your promissory note in the form of Exhibit A attached to this Agreement (as the same may be amended, supplemented or modified from time to time, the "Note") and/or by entries in our records in accordance with our usual banking practice. You hereby authorize us to make notations of all relevant Borrowings and repayments on the schedule attached to the Note. Such notations, if made, shall be presumed correct unless the contrary is established.

     4.   THE FACILITY

     4.1  DOMESTIC DOLLAR BORROWINGS

          (a) Availability: The Facility may be available for Domestic Dollar Borrowings in an aggregate principal amount up to the lesser of (i) $50,000,000 and (ii) the unused portion of the Facility.

          (b) Operating Procedure: Each Domestic Dollar Borrowing shall be made on notice given to us in writing, or by telephone to be confirmed promptly thereafter in writing, no later than 12:00 noon (New York City time) on the day of the proposed Domestic Dollar Borrowing specifying the amount of such Domestic Dollar Borrowing.

          (c) Interest: Each Domestic Dollar Borrowing shall bear interest at a rate per annum which is equal to the Prime Rate. Interest on each Domestic Dollar Borrowing shall be payable on the last day of each month, commencing in the month during which such Domestic Dollar Borrowing is made. All calculations of interest shall be made pursuant to Section 11(b)(ii) of this Agreement.

          (d) Repayment: All Domestic Dollar Borrowings shall be repayable on the Termination Date and, at the Bank's option on or before December 31 or June 30 of any given year.

     4.2  EURODOLLAR BORROWINGS

          (a) Availability: The Facility may be available for Eurodollar Borrowings in an aggregate principal amount up to the lesser of (i) $50,000,000 and (ii) the unused portion of the Facility. Eurodollar Borrowings shall be available for periods, at your option, of one day to six months (each such period shall be referred to as an "Interest Period"), provided that the Bank can obtain matching deposits in the interbank Eurodollar market for the same Interest Period. The availability of such deposit is to be determined by us in good faith in our sole discretion.

          (b) Operating Procedure: Each Eurodollar Borrowing shall be made on notice given to us in writing, or by telephone to be confirmed promptly thereafter in writing, no later than 12:00 noon (New York City time) on the Business Day of the proposed Eurodollar Borrowing, specifying (i) the requested date of such Eurodollar Borrowing; (ii) the Interest Period for the Eurodollar Borrowing; and (iii) the amount of such Eurodollar Borrowing. If any requested Interest Period will extend beyond December 31 or June 30 of any year it shall be in the Bank's discretion as to whether to grant such request.

          (c)  Interest:  Upon our receipt of the notice specified in paragraph
(b) above, we shall quote you the interest rate which shall be equal to forty
(40) basis points in excess of the interbank Eurodollar market rate quoted to us for deposits of a corresponding amount and duration, which rate shall apply to the Eurodollar Borrowing requested. If accepted by you, such rate shall be in effect for the entire Interest Period selected. Interest on Eurodollar Borrowings shall be payable on the last day of each Interest Period (subject to the Interest Period Conventions). All calculations of interest shall be made pursuant to Section 11(b)(ii) of this Agreement.

          (d) Repayment: You shall have the option either to repay an outstanding Eurodollar Borrowing on the last day of an Interest Period applicable thereto or, with our consent, to continue such Eurodollar Borrowing for another Interest Period, provided that you notify us in writing, or by telephone to be confirmed promptly thereafter in writing, not later than two Business Days prior to the last day of such Interest Period, whether you shall repay such Eurodollar Borrowing or continue it for another Interest Period and, if you elect to continue such Eurodollar Borrowing, the duration of the Interest Period selected. The giving of such notice shall be irrevocable and binding on you and shall commit you to accept the interest rate established in accordance with Section 4.2(c) of this Agreement. In the event that we do not receive such notice within the time specified above, the applicable Eurodollar Borrowing shall automatically be converted into a Domestic Dollar Borrowing which shall accrue interest in accordance with Section 5 hereof.

          (e) Voluntary Prepayment: You may prepay any Eurodollar Borrowing, in whole or in part, from time to time without premium or penalty upon not less than two Business Days' notice to us. Any such prepayment shall be accompanied by accrued but unpaid interest on the principal amount so prepaid. In the event that you make any repayment or prepayment in respect of any Eurodollar Borrowing other than on the last day of an Interest Period relative to the amount being so repaid or prepaid, you shall forthwith on demand from us pay to us such additional amount as necessary to compensate us for any loss or expense sustained or incurred by reason of the liquidation or reemployment of deposits or other funds acquired by us in order to fund such Eurodollar Borrowing then being repaid or prepaid.

          (f) Mandatory Prepayment: In the event that any change in any applicable law or regulation or in the interpretation thereof by any governmental authority shall make it unlawful for us to make or maintain any Eurodollar Borrowing, you shall, upon notice to such effect from us, repay to us within thirty (30) days the aggregate unpaid principal amount of all Eurodollar Borrowings, together with accrued interest thereon. You shall also pay to us all costs incurred by us in connection with such prepayment and compensate us for any loss suffered by us by reason of such prepayment not being made on the last day of an Interest Period.

          (g) Reserve Requirements: If at any time during the term of this Agreement, any reserve, special deposit or similar requirement against our assets, deposits with us or for our account, or credit extended by us, shall be imposed on us, or we shall be subject to any tax, duty or other charge with respect to Eurodollar Borrowings, then at our sole discretion the interest rate applicable to each Eurodollar Borrowing will be subject to upward adjustment to compensate us for the cost (as determined by us) of complying with the foregoing. In the event of such adjustment, you shall have the right to prepay the aggregate unpaid principal amount of all Eurodollar Borrowings, together with accrued interest thereon. You shall pay to us all costs incurred in connection with such prepayment and compensate us for any loss suffered by reason of such prepayment not being made on the last day of an Interest Period.

          (h) Inability to Determine Interest Rate: In the event that we shall have determined (which determination shall be conclusive and binding upon you) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the interest rate with respect to Eurodollar Borrowings for any Interest Period, we shall forthwith give you notice of such determination, and no further Eurodollar Borrowings shall be made until we shall have withdrawn such notice. You may continue to borrow under the Facility at a rate to be agreed upon by both parties.

     4.3  LETTERS OF CREDIT/ACCEPTANCES

          This Facility may be available for Standby Letters of Credit, Documentary Letters of Credit and Acceptances based on the Bank's standard documentation and on commercially reasonably terms.

     5.   INTEREST AFTER DUE DATE

          Interest on all Borrowings which are outstanding after their due date (whether at their stated maturity, by acceleration or otherwise) shall be immediately payable without demand at a rate equal to two percent (2%) per annum in excess of the Prime Rate, which interest shall accrue and be calculated in accordance with the terms of this Agreement

     6.   CONDITIONS PRECEDENT

          The availability of the Facility is subject to the condition that, on or prior to the date of this Agreement, there shall have been delivered to us, in form and substance satisfactory to us and our counsel:

          (a) Loan Documents: This Agreement, the Note and all other instruments, agreements and documents required under this Agreement (collectively, the "Loan Documents"), duly executed by your authorized officers;

          (b) Certificate of Incorporation and By-Laws: A copy of your certificate of incorporation, certified by the Secretary of State of the State of your incorporation, and of your by-laws, certified by your Secretary or Assistant Secretary;

          (c) Good Standing Certificate: A good standing certificate for you, certified by the Secretary of State of the State of your incorporation, dated no earlier than thirty (30) days prior to the date hereof;

          (d) Corporate Resolutions: A copy of a resolution or resolutions adopted by your Board of Directors, in form and substance satisfactory to us, certified by your Secretary or Assistant Secretary as being in full force and effect, authorizing the Borrowings provided for in this Agreement and the execution, delivery and performance of the Loan Documents;

          (e) Certificate of Incumbency: A certificate, signed by your Secretary or Assistant Secretary, as to the incumbency of the person or persons authorized on your behalf to execute and deliver the Loan Documents and to give any notice of any Borrowing requested hereunder; and

          (f) Opinion of Counsel: A favorable opinion addressed to us by your counsel (who shall be satisfactory to us), substantially in the form of Exhibit B attached to this Agreement.

          (g) Guaranty: The duly executed Guaranty in the form of Exhibit C attached to this Agreement;

          (h) Corporate Resolutions of Guarantor: A copy of a resolution or resolutions adopted by the Guarantor's Board of Directors, in form and substance satisfactory to us, certified by its Secretary or Assistant Secretary as being in full force and effect, authorizing the issuance of the Guarantee; and

          (i) Certificate of Incumbency of Guarantor: A certificate, signed by the Guarantor's Secretary or Assistant Secretary, as to the incumbency of the person or persons authorized on its behalf to execute and deliver the Guarantee.

     7.   REPRESENTATIONS AND WARRANTIES

          You hereby represent and warrant to us that the following statements are true and accurate as of the date of your acceptance of this Agreement and shall be true and accurate as of the date of any Borrowing hereunder, except as previously communicated to, and approved by, us in writing:

          (a) You are a corporation duly organized, validly existing and in good standing under the laws of the State of your incorporation; you are fully qualified to do business wherever the nature of your business or the ownership or use of your property requires such qualification; and you have full power and authority, corporate and otherwise, to enter into this Agreement, to make the Borrowings contemplated by this Agreement and to deliver the Loan Documents;

          (b) Neither the execution and delivery of this Agreement or any other Loan Document, nor compliance with the provisions thereof will violate any law or regulation or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which you are a party or by which you may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon, any of your property thereunder, or violate any provision of your Certificate of Incorporation, By-laws or any preferred stock provisions;

          (c) This Agreement and the other Loan Documents constitute your valid and legally binding obligations, enforceable against you in accordance with their terms;

          (d) There are no pending or threatened actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which are reasonably likely to result in any material adverse change in your business, operations, properties or assets or in your condition, financial or otherwise other than have been disclosed in public filings by the Company to the U.S. government;

          (e) You are not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which you are a party which is reasonably likely to result in any material adverse change in your business, operations properties or assets or in your condition, financial or otherwise;

          (f) You have good and marketable title to all your properties and asset, and, except for Permitted Liens, there are no liens, mortgages, pledges, security interest, encumbrances or charges of any kind on your properties or assets;

          (g) You have filed all tax returns which are required to be filed, and have paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by you except for disputed assessments as disclosed by the company in public filings with the U.S. Government;

          (h) All information relative to you and your financial condition furnished to us by you for the purpose of obtaining the Facility is true and correct in all material respects; and

          (i) You are in material compliance with all Environmental Laws; you have not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, and you have no knowledge or reason to believe that any such notice will be received or is being threatened.

          (j) Your obligations under the Facility are and will continue to be pari passu in right of repayment and otherwise with your other unsecured and unsubordinated obligations as a borrower or a guarantor.

     8.   COVENANTS

          During the term of the Facility and until all of your obligations and liabilities incurred under this Agreement have been repaid in full, you shall, unless we shall give our prior written consent otherwise:

          (a)  Furnish to us:

               (i) within one hundred twenty (120) days after the end of each of your fiscal years, a copy of your balance sheet as of the end of such fiscal year and statements of income, shareholders equity and cash flows for such fiscal year, certified by independent public accountants of recognized standing reasonably acceptable to us; and

               (ii) such other information respecting your business, properties, condition or operations, financial or otherwise, as we may from time to time reasonably request;

          (b)  Notify us of:

               (i) any material change in your business which is reasonably likely to impair your ability to repay amounts outstanding under the Facility;

               (ii) the occurrence of any default, or any event which, with the passage of time or the giving of notice (or both), would result in any default, in any mortgage, indenture, instrument or agreement (including, without limitation, this Agreement) under which there may be issued, or by which there may be incurred or evidenced, any of your indebtedness for borrowed money (other than this Agreement, in an amount equal to $5,000,000 or more); and

               (iii)     all pending or threatened actions, suits or proceedings
                    before any court, arbitrator or governmental or administrative body or agency which is reasonably likely to result in any material adverse change in your business, operations, properties or assets or in your condition, financial or otherwise;

          (c) Keep at all times books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to your business and affairs:

          (d) Maintain your corporate existence and keep all property which is required for your ongoing operations, business or condition (financial or otherwise) in good repair, working order and condition;

          (e) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon you or your income or profits, or upon any of your property, prior to the date on which penalties attach thereto, unless you shall contest in good faith and by proper proceedings the payment of any such tax, assessment, charge or levy and you shall maintain adequate reserves therefor;

          (f) Keep all of your properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and under all worker's compensation laws and maintain adequate insurance covering such other risks as we may reasonably request;

          (g) Allow us to visit and inspect any of your properties, have mutually acceptable independent accountants examine your books of account and other records and files and make copies thereof, and to discuss your business affairs and finances with your officers and employees, at such reasonable times, duration, intervals and notice as we shall request; and

          (h) Comply with the requirements of all applicable laws, rules, regulations and orders except where the failure to so comply would not reasonably be expected to have a material adverse effect on your business, operations properties or assets or your condition, financial or otherwise;

          (i) Not, nor shall it permit any of its subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired or agree to do so, other than the following ("Permitted Liens");

     (A) any Lien existing on the property of the Company on the date hereof securing indebtedness outstanding on such date;

     (B) Liens for taxes, fees assessments or other governmental charges which are not yet delinquent or remain payable without penalty, or to the extent that there is non-payment thereof, provided that (i) no Notice of Lien has been filed or recorded in the United States of America and
          (ii) no Notice of Lien has been filed or recorded in any other jurisdiction except such Notices of Lien which would not have a material adverse effect on the Company;

     (C) carriers', warehousemen's mechanics, landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

     (D) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its subsidiaries incurred, or pledges or deposits required in connection with worker's compensation, unemployment insurance, other social security legislation and Liens consisting of deposits placed with insurance companies for health insurance created in the ordinary course of business;

     (E) Liens on the property of the Company or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, subleases, statutory obligations and regulatory or other governmentally imposed obligations and (ii) obligations on surety, appeal, performance or similar bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business provided all such Liens in the aggregate would not have a material adverse effect on the Company;

     (F) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its subsidiaries;

     (G) purchase money security interest on any real or personal property acquired or held by the Company in the ordinary course of business, securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or capital lease obligations; provided that any such Lien attaches to such property concurrently with or within 30 days after the acquisition or refinancing thereof;

     (H) Liens on property existing prior to the acquisition of such property by the Company or its subsidiaries and not created in anticipation of such acquisition;

     (I)  Extension and renewals of any Lien described in this subsection;

     (J) Liens which constitute rights of set-off of customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with working capital facilities, operational services, lines of credit, term loans, or other credit facilities and similar arrangements entered into with banks in the ordinary course of business;

     (K) Other Liens incidental to the conduct of the business of the Company or any of its subsidiaries or the ownership of their property which are incurred in the ordinary course of business (and are not security for borrowed money); provided such Liens do not exceed $10,000,000 in the aggregate; and

     (L) Liens arising in connection with any sale of accounts receivable provided, that the Lien doe not extend beyond the accounts receivable so sold or discounted except to the extent reasonably required by any purchaser of such accounts receivable.

     9.   EVENTS OF DEFAULT

          If any of the following events (each an "Event of Default") shall occur:

          (a) If you shall default in the payment of any principal or accrued interest on the Note or any other amount payable under any of the Loan Documents;

          (b) If you shall default in the due performance and observance of any provision contained in this Agreement or any other Loan Document;

          (c) If any representation or warranty made by you in this Agreement or any other Loan Document, or any statement in any certificate, schedule, financial statement, or other instrument furnished to us in accordance with the provisions of this Agreement or any other Loan Document, shall prove to have been untrue in any material respect when made or given;

          (d) If you or the Guarantor shall default under any agreement or instrument creating or evidencing any obligation by you or the Guarantor, direct or contingent, for the payment of borrowed money for an amount not exceeding $5,000,000 in your case or $20,000,000 in the case of the Guarantor;

          (e)  If you or the Guarantor shall:

               (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or any substantial part of your or the Guarantor's assets or voluntarily terminate your or the Guarantor's operations;

               (ii) Admit in writing your or the Guarantor's inability to pay your debts as they mature;

               (iii)     make a general assignment for the benefit of creditors;

               (iv) be adjudicated bankrupt or insolvent; or

               (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against you or the Guarantor in any bankruptcy, reorganization or insolvency proceeding; or take any action for the purpose of effecting any of the foregoing;

          (f) If an order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking your or the Guarantor's reorganization or appointing a receiver, trustee or liquidator of all or any substantial part of your or your Guarantor's assets or an order for relief under the Federal Bankruptcy Laws or any similar law shall have been entered against you or the Guarantor;

          (g) If a proceeding shall be instituted in any court of competent jurisdiction seeking your or the Guarantor's adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with your or the Guarantor's creditors, a readjustment of your or the Guarantor's debts, the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of your or the Guarantor's assets, or other like relief under any bankruptcy or insolvency law and, if such proceeding is being contested by you in good faith, the same shall continue undismissed or unstayed and in effect for any period of thirty (30) consecutive days;

          (h) If there shall be entered against you or the Guarantor one or more judgments or decrees, which judgments or decrees, to the extent not covered by insurance, exceed, individually or in the aggregate, $5,000,000 and which judgments or decrees have not been paid, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i) If the Guaranty shall be invalid or unenforceable or if the Guarantor has defaulted thereunder; or

          (j) If Samsung Electronics Co., Ltd. shall beneficially cease to own directly or indirectly at least 40% of your common stock.

          THEN, (i) this Facility shall immediately terminate; (ii) all amounts in respect of principal and interest and any other amounts due and payable hereunder on Domestic Dollar Borrowings and Eurodollar Borrowings shall be forthwith immediately due and payable without any action on our part and without notice to you and without protest, presentment or demand, all of which are hereby expressly waived by you.

     10.  CHANGES IN CAPITAL REQUIREMENTS

          If after the date hereof, we shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by us with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing the amount of capital that we must maintain or reducing our rate of return on our capital as a consequence of our obligation hereunder to a level below that which we could have achieved but for such adoption, change or compliance (taking into consideration our policies with respect to capital adequacy) by an amount deemed by us to be material, then from time to time, within fifteen (15) days after demand by us, you shall pay to us such additional amount or amounts as will compensate us for the cost of such additional capital or reduced rate of return. We shall furnish you with a certificate as to the amount of any such cost or reduced rate of return, which certificate, absent manifest error, shall be final, conclusive and binding for all purposes.

     11.  MISCELLANEOUS

          (a) No waiver; Cumulative Remedies: No failure or delay on our part, or on the part of any other holder of the Note, in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

          (b)  Payments, Interest and Taxes:

                 (i) All payments of principal and interest and other amounts payable under this Agreement and the other Loan Documents shall be made to us at 1221 Avenue of the Americas, New York, New York 10020, in immediately available funds.

                 (ii) All interest payments to be made hereunder shall be
            computed for the exact number of days elapsed on the basis of a 360-day year.

                 (iii) All payments under this Agreement and the other Loan Documents shall be made without setoff or counterclaim and without deduction for any present or future taxes, levies, imposts, charges or withholdings (collectively, "Taxes"). If you shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document, (x) the sum payable shall be increased so that we receive an amount equal to that which we would have received had no deduction been made and (y) you shall pay the full amount deducted to the appropriate authority in accordance with applicable law.

          (c) Addresses for Notices, etc.: Except as provided otherwise in this Agreement, all notices, requests, demands and other communications provided for under this Agreement shall be in writing (including teletransmissions) and shall be deemed delivered (i) when sent, if delivered by hand, (ii) when teletransmitted and receipt is confirmed by telephone and or by a separate mailed writing, or (iii) three (3) Business Days after mailing, if mailed, and all mailed notices shall be by registered mail, postage prepaid, to the appropriate party or parties at the address or addresses appearing on the signature pages hereof, or, at such other address as shall be designated by such party in written notice to the other party, complying as to delivery with the terms of this Section 11(c).

          (d) Jurisdiction: You agree to submit to the jurisdiction of all federal and state courts located in the State of New York for any legal proceeding arising from this Agreement or any other Loan Document and consent that personal jurisdiction may be obtained over you by mailing a summons by registered mail or certified mail, return receipt requested, within or without such court's jurisdiction, or by personal service, provided a reasonable time for appearance is allowed.

          (e) Modifications: No modification or waiver of any provision in this Agreement or any other Loan Document and no consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by us and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

          (f) Maximum Interest Rate: No provision of this Agreement or any other Loan Document shall require the payment, or permit the collection, of any interest in excess of the highest rate permitted by applicable law.

          (g) Survival of Agreements: All covenants, representations, warranties and other agreements made in this Agreement or any other Loan Document and any certificates delivered in connection therewith shall survive any Borrowings under the Facility and shall continue in full force and effect so long as any amount owing under any of the Loan Documents is outstanding and unpaid or this Agreement remains in effect.

          (h) Severability: Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective only in such jurisdiction to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

          (i) Setoff: In addition to any right or remedy we may have by law, we shall have the right, without prior notice to you, any such notice being expressly waived by you to the extent permitted by law, on the occurrence of an Event of Default, to set off and apply against any amounts of principal, interest or other amounts arising hereunder, whether matured or unmatured, any amount owing from us to you, at any time after the occurrence of an Event of Default and such right of setoff may be exercised against any trustee in bankruptcy, debtor-in-possession, or any other person claiming through you, notwithstanding the fact that such right of setoff shall not have been exercised prior to the making, filing or issuance, or service on us of, or of notice of, any such event or proceeding.

          (j) Costs and Expenses: You agree to pay to us all costs and expenses (including reasonable attorneys' fees and disbursements) arising from or incidental to the preparation and enforcement of any provision of this Agreement or any other Loan Document.

          (k) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of us and you and all future holders of the Note, and their respective successors and assigns, except that you may not assign or transfer your rights or obligations under this Agreement without our prior written consent.

          (l) WAIVER OF JURY TRIAL: TO THE MAXIMUM EXTENT PERMITTED BY LAW, YOU AND WE HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO OUR DEALINGS WITH EACH OTHER WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

          (m) GOVERNING LAW: THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

     We are pleased to offer you this Facility. If the terms and conditions specified above are acceptable to you, please indicate your acceptance thereof by signing and returning to us the attached copy of this Agreement, whereupon this Agreement shall become a binding agreement between us.

                                   Very truly yours,


                                   SOCIETE GENERALE,
                                   NEW YORK BRANCH


                                   By:  /s/ DAVID THACKRAY
                                        Name: David Thackray
                                        Title:  Vice President

                                   Address for notices:

                                   1221 Avenue of the Americas
                                   New York, New York  10020

                                   Attention:     David Thackray
                                   Telex:    428802 SOCIEGEN
                                   Telecopier:    (212) 278-7462



AGREED AND ACCEPTED
AS OF THE DATE FIRST WRITTEN ABOVE:

AST RESEARCH, INC.


By:  /s/ WON SUK YANG
     Name:  Won Suk Yang
     Title:  Sr VP, Finance & CFO (acting)


Address for notices:

16215 Alton Parkway
Irvine, CA  92618

Attention:     Julie Nakata
Telex:         _____________________
Telecopier:    (714) 727-8584


                                    EXHIBIT A

FORM OF PROMISSORY NOTE

U.S. $50,000,000                        December __, 1996
                                        New York, New York

     FOR VALUE RECEIVED, the undersigned, AST RESEARCH, INC. (the "Borrower"), hereby unconditionally promises to pay to the order of Societe Generale, New York Branch (the "Bank"), on the dates and in the manner specified in the Agreement hereinafter defined, at the Bank's office located at 1221 Avenue of the Americas, New York, New York 10020, in immediately available funds, the principal sum of Fifty Million United States Dollars (U.S. $50,000,000) or the unpaid principal amount of all Borrowings by the Borrower from the Bank pursuant to the Agreement, (as defined below) whichever is less. All payments of principal of the outstanding amounts of all Borrowings evidenced by this Note shall be made in the manner specified in the Agreement.

     The Borrower hereby further promises to pay interest in like money and funds on the daily outstanding balance of each such Borrowing for the period commencing on the date of each such Borrowing until repaid in full, at the rate and in the manner specified in the Agreement.

     The Bank is authorized to make notations of all Borrowings made by the Borrower from the Bank pursuant to the Agreement and all repayments of the outstanding principal amounts and accrued interest on such Borrowings on the schedule attached to and made a part of this Note. Such notations, if made, will be presumed correct unless the contrary is established.

     If this Note becomes due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest shall be payable on such outstanding amount at the rate specified in the Agreement during such extension.

     This Note is the note referred to in that certain letter agreement dated December __, l996, as hereinafter amended, supplemented or modified (the "Agreement"), between the Borrower and the Bank, which provides for the prepayment of this Note on certain events, the acceleration of its maturity and other terms and conditions relating to this Note, all of which are herein incorporated by reference.

     In addition to all principal and accrued interest on this Note, the Borrower agrees to pay (a) all costs and expenses incurred by all of the holders of this Note in collecting this Note, whether through probate, reorganization, bankruptcy or other proceedings; and (b) reasonable attorneys' fees when and if this Note is placed in the hands of an attorney for collection.

     Presentment, demand, protest and notices of any kind with respect to this Note are hereby expressly waived by the Borrower

     Capitalized terms used but not defined in this Note shall have the meanings attributed to them in the Agreement.

     This Note and the rights and obligations of the parties under this Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of law principles.


                              AST RESEARCH, INC.


                              By:  /s/ MARK P. DE RAAD
                                   Name: Mark P. de Raad
                                   Title:  VP, Finance & Treasurer

                              By:  /s/ WON SUK YANG
                                   Name:  Won Suk Yang
                                   Title  Sr VP, Finance & CFO
                                    EXHIBIT B

FORM OF LEGAL OPINION OF BORROWER'S COUNSEL


                                   [Date]

Societe Generale,
New York Branch
1221 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

     We are counsel to AST Research, Inc. (the "Company") and we have been asked to deliver this opinion in connection with the execution and delivery of a letter agreement dated as of December __, 1996, between you and the Company, providing for a credit facility in the amount of U.S. $50,000,000 (the "Loan Agreement").

     We have also reviewed the corporate organization and existence of the Company and the corporate proceedings of the Company in relation to the Loan Agreement, the Promissory Note (the Loan Agreement, the Promissory Note being hereinafter referred to collectively as the "Loan Documents") and such other matters as we have deemed necessary or relevant as a basis for this opinion.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of ______________________, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

     2. The Company has the corporate power to execute, deliver and carry out the terms and provisions of the Loan Documents and the Company has duly taken or caused to be taken all necessary corporate action (including but not limited to) the obtaining of any consent of stockholders required by law or by the Certificate of Incorporation or By-laws of the Company to authorize the execution, delivery and performance of the Loan Documents.

     3. Neither the execution and delivery of the Loan Documents, nor compliance with the provisions thereof will violate any law or regulation or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument of which we have knowledge to which the Company is a party or by which it might be bound, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property of the Company thereunder (except in your favor), or violate any provision of the Certificate of Incorporation, By-laws or any preferred stock provisions of the Company. In this connection, we have made a reasonable investigation with respect to the existence of any such indenture, mortgage, deed of trust, agreement or other instrument.

     4. There are no actions, suits or proceedings pending or threatened against or affecting the Company before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the Company.

     5. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Loan Documents.

     6. The Loan Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

                              Very truly yours,


                                    EXHIBIT C

FORM OF GUARANTEE


In consideration of loans, extensions of credit or other financial accommodations by Societe Generale, a French bank acting through its New York Branch, having an office at 1221 Avenue of the Americas, New York, New York 10020 (the "Bank"), to or for the account of AST Research, Inc., a corporation organized under the laws of Delaware (the "Borrower"), Samsung Electronics, Company, Ltd., a corporation duly organized under the laws of Korea, having its principal offices in Korea (the "Guarantor"), hereby undertakes and agrees as follows:

     Section 1.  Guarantee.

     (a) The Guarantor, as primary obligor and not merely as surety, hereby absolutely, irrevocably and unconditionally guarantees, as and for its own debt, the due and punctual payment of all Obligations (as hereinafter defined) of the Borrower when and as the same shall become due and payable (whether on demand, at stated maturity, upon acceleration or otherwise).

     (b) The Guarantor hereby agrees that this Guarantee is a continuing guarantee of payment and not of collection, that it is a primary, independent obligation of the Guarantor and that the Guarantor's obligations hereunder shall be unconditional and irrevocable, irrespective of any invalidity, illegality or unenforceability of, or defect in or any change in or amendment modification or waiver of the time, manner, place of payment or any other term or condition of any credit, financial accommodation, loan, promissory note, draft, agreement or other document or instrument evidencing any of the Obligations, or the sale, exchange, release, surrender, realization upon or other dealings with any security therefor (whether now or hereafter granted to the Bank), any settlement or compromise thereof, the absence of any action to enforce the same, any waiver or consent by the Bank with respect to any provision thereof, the recovery of any judgment against the Borrower or any other person, or any action to enforce the same, or the recovery of any claim under any applicable insurance, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or a borrower.

     (c) The Guarantor hereby waives notice of acceptance of this Guarantee, the extension of any credit or financial accommodation, the making of any loan or the incurrence of any other Obligation and, with respect to any Obligation and any promissory note or other instrument or document evidencing any Obligation, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Borrower or any other person, any right to require a proceeding or the filing of a claim first against the Borrower, any other guarantor, any other person, or any collateral security for any of the Obligations, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever.

     (d) The Guarantor hereby agrees that in the event that any payment is made by the Guarantor under this Guarantee, and is thereafter required to be rescinded or otherwise restored or paid over to the Guarantor or any other person (whether upon the insolvency or bankruptcy of the Borrower or the Guarantor, or otherwise), the Guarantor's obligations hereunder shall immediately and automatically be reinstated as though such payment has not been made.

     (e) The Guarantor further agrees that the Bank shall have no duty to advise the Guarantor of information known to it regarding the financial condition of the Borrower and the Guarantor hereby assumes responsibility for keeping itself advised of the financial condition of the Borrower.

     (f) As used herein the term "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to the Bank, or in which the Bank has any interest, whether created directly or acquired by assignment or otherwise, of whatsoever kind, whether now or hereafter existing or arising, wheresoever payable, whether or not represented by a note, draft or other evidence of indebtedness, whether arising out of loans, advances on open account, letters of credit, overdrafts, acceptances, contracts (including, without limitation, foreign exchange spot and forward contracts), agreements (including, without limitation, any agreement by the Borrower to pay attorneys' fees and costs of collection), torts or by operation of law, whether consisting of principal, interest, fees or other charges, whether absolute or contingent, joint or several, secured or unsecured, due or not due, direct or indirect, liquidated or unliquidated, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise. "Obligation" as used in the singular herein shall mean any of the foregoing.

     (g) This Guarantee shall remain in full force and effect until the indefeasible payment in full of all of the Obligations and the obligations of the Guarantor hereunder.

     Section 2. Representations, Warranties and Agreements. The Guarantor represents and warrants that: (a) the Guarantor is a duly authorized, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in such other jurisdictions where required by its business, and has the necessary corporate and legal power and authority to execute and deliver this Guarantee and to carry out the terms and provisions hereof and has taken all necessary action to authorize the execution, delivery and performance of same; (b) this Guarantee is a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms; (c) no order, consent, license, authorization or approval of, or exemption by, or giving of notice to, or registration or filing with, or the taking of any other action in respect of, any governmental agency or public authority is required to authorize the execution, delivery and performance of this Guarantee except for the approval of the Bank of Korea for the issuance, execution, delivery and performance of the Guarantee by the Guarantor, which has been obtained and remain in full force and effect, and the payment report to the Guarantor's designated foreign exchange bank required for payment under the Guarantee, which will be filed at the time of each actual payment under the Guarantee; (d) neither the execution and delivery of this Guarantee, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions thereof, will contravene any law or regulation to which the Guarantor is subject or any franchise or permit applicable to the Guarantor or the Guarantor's business or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, pledge, lien, charge, encumbrance or security interest upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or by which the Guarantor may be bound; (e) the Guarantor has not granted, created or permitted to exist any mortgage, pledge, lien, charge, encumbrance or other security interest (collectively "Encumbrances") on any property, assets, revenues or earnings of the Guarantor, to secure any indebtedness of the Guarantor except those, if any, existing on the date hereof of previously disclosed in writing to the Bank; and (f) on and as of the date hereof the Guarantor is the record and beneficial owner of 40% of the issued and outstanding shares of capital stock of the Borrower.

     Section 3. Covenants. The Guarantor hereby covenants and agrees that so long as any Obligations or any obligations of the Guarantor hereunder remain outstanding, the Guarantor will not: (a) sell, transfer, dispose of or encumber any of the shares of the Borrower presently held (whether beneficially or of record, whether directly or indirectly) by the Guarantor and will maintain the same percentage ownership of the Borrower as is set forth in the Section 2(f) hereof; (b) enter into, or suffer or permit the Borrower to enter into any merger or consolidation with any person provided that the foregoing restriction shall not apply if the Guarantor or the Borrower shall be a continuing corporation; or (c) sell or dispose of, or suffer or permit the Borrower to sell or dispose of, all or a substantial part of its assets (whether in one or a series of transactions), except: (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business and other dispositions of property (i) not necessary to the normal operations of the Guarantor or the Borrower and (ii) which would not have a material adverse effect on the operation or the financial condition of the Guarantor or the Borrower or a material impairment of the ability of the Guarantor to perform its obligations under the Guarantee or the Borrower to perform its Obligation ("Material Adverse Effect"); (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are promptly applied the purchase price of such replacement equipment; (c) dispositions in connection with any capital stock, equity interest, assets, obligations or other securities of, or any interest in, any legal entity (including by merger), or any advance, loan, extension of credit or capital contribution to, or any other investment in, any legal entity ("Investments"), provided that full, fair and reasonable consideration is received in return for any assets disposed of to acquire such Investments; (d) dispositions of any Investments, provided that fair and reasonable consideration is received in connection therewith as reasonable determined by the guarantor or the Borrower; (e) the sale or discounting of accounts receivable by the Guarantor or the Borrower without restriction; (f) sale of trade-related instruments arising in foreign countries, in the ordinary course of business, with or without recourse to the Guarantor or the Borrower to banks or other financial service institutions, for fair value, provided that (i) the amount of any fees, discounts and other consideration received by such banks or other financial service institutions is normal and customary, and (ii) such sales are customary business practices in the country where such activity takes place; (g) the sale or discounting of accounts receivable through asset-backed securitizations so long as fair market value is received for such accounts and so long as there would be no Material Adverse Effect; (h) disposition of the Guarantor's or the Borrower's headquarters building located at the respective addresses set forth herein in a sale-leaseback transaction so long as the Guarantor or the Borrower, as the case may be, receives fair market value for its ownership interest in its headquarters; (i) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that at the time of any disposition, no Event of Default shall exist or shall result from such disposition; and (j) such other dispositions as the bank shall agree to in its sole discretion. The Guarantor further covenants and agrees that the Guarantor will: (a) make all payments hereunder free and clear and net of all withholding and other taxes (except for taxes imposed on the net income of the Bank), by whatsoever jurisdiction imposed; and (b) maintain its and the Borrower's corporate existence and franchises.

     Section 4. Subordination. The Guarantor hereby subordinates all present and future claims, now held or hereafter acquired, against the Borrower as a creditor or contributor of capital, or otherwise, to the prior and final payment in full to the Bank of all Obligations. If, without reference to the provisions of this Section 4, the Guarantor would at any time be or become entitled to receive any payment on account of any claim against the Borrower, whether in insolvency, bankruptcy, liquidation or reorganization proceedings, or otherwise, the Guarantor shall and does hereby irrevocably direct that all such payments shall be made directly to the Bank (and should the Guarantor receive any such payment, the Guarantor shall receive such amount in trust for the Bank and shall immediately pay over to the Bank such amount) until all Obligations of the Borrower shall be indefensibly paid in full.

     Section 5. Subrogation. The Guarantor hereby waives any claim, right or remedy which it may now have or hereafter acquire against the Borrower that arises from the Guarantor's obligations hereunder including, without limitation, any right of subrogation, reimbursement, indemnity, exoneration, contribution or participation in any claim, right or remedy of the Bank against the Borrower or any security which the Bank now has or hereafter acquires, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, until all the Obligations and any other amounts owing to the Bank shall have been indefeasibly paid in full.

     Section 6.  Jurisdiction.

     (a) The Guarantor hereby irrevocably agrees that any suit, legal action or proceeding with respect to this Guarantee or any suit, legal action or proceeding to execute or otherwise enforce any judgment obtained against the Guarantor or against the Guarantor's property may be brought in the courts of the State of New York or of the United States of America located in New York City or in any other jurisdiction where assets of the Guarantor may be located, as the Bank may elect, and by execution and delivery of this Guarantee the Guarantor irrevocably submits to the jurisdiction of such courts for the purpose of any suit, legal action or proceeding, waives any and all objections as to inconvenient forum and the like and consents to service of all writs, process and summonses in any such suit, legal action or proceeding brought in such courts by (i) such courts request for assistance to the Supreme Court of Korea through diplomatic channels or (ii) such other means as are permitted under Korean law.

     (b) Nothing herein contained shall prevent the Bank from serving process or commencing proceedings in any other manner or jurisdiction permitted by applicable law.

     Section 7. JURY WAIVER. THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, LEGAL ACTION OR PROCEEDING INVOLVING ANY MATTER IN ANY WAY ARISING OUT OF OR RELATING TO THIS GUARANTEE.

     Section 8. Judgment Currency. If for the purpose of obtaining or enforcing a judgment in any court it becomes necessary to convert into any currency (the "Judgment Currency") any amount due hereunder in any other currency (the "Original Currency"), then conversion shall be made at the rate of exchange prevailing on the business day (the "Determination Date") before the day on which, and at the place at which, judgment is given. "Rate of Exchange" shall mean the rate at which the Bank would be able to sell the Judgment Currency for the Original Currency (including premium and costs of exchange) on the Determination Date. If there is a change in such rate of exchange between the Determination Date and the date of payment, the Guarantor shall pay on the date of payment, such additional amount as is necessary to ensure that the amount paid in the Judgment Currency is the amount then due in the Original Currency, when converted at the prevailing rate of exchange on the date of payment. Any additional amount due from the Guarantor hereunder shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sums due in respect of this Guarantee. In no event, however, shall the Guarantor be required to pay more U.S. dollars than the total amount stated to be due in dollars, so that the Guarantor's obligations hereunder will be effectively maintained as U.S. dollar obligations.

     Section 9. Fees and Expenses. The Guarantor hereby agrees to pay all fees (including, without limitation, attorneys' fees) and out-of-pocket expenses of the Bank in connection with any amendment, modification, supplement or waiver of this Guarantee and in connection with the enforcement or preservation of any of the Bank's rights hereunder or with respect to any security therefor.

     Section 10. Notices. All notices, demands or other communications pursuant hereto shall be in writing and shall be personally delivered or sent by first-class registered mail, postage prepaid, or by telex or telecopier. All notices shall be deemed to have been duly given or made when received in the case of personal delivery, seven days after deposit in the mails, in the case of mail delivery, or when sent, in the case of telex or telecopier notice, in each case to the respective address of the Guarantor or the Bank set forth above or to such other address as the Guarantor or the Bank shall specify to the other pursuant to the terms hereof and its receipt is confirmed.

     Section 11. Payments. All payments made hereunder shall be payable at the New York office of the Bank referred to herein, or such other office as the Bank may elect, and shall be made in U.S. dollars and in immediately available funds, free and clear of and without set-off, counterclaim withholding for any taxes or other charges or other deduction whatsoever.

     Section 12. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

     Section 13. No Waiver; Amendments; Remedies Cumulative. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor and the Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver, amendment, release or modification of this Guarantee shall be in writing duly executed by the Bank and shall be effective only in the specific instance and for the specific purpose given. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. No notice to or demand on the Guarantor in any case shall entitle any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

     Section 14. Benefit of Guarantee. This Guarantee shall be binding upon and inure to the benefit of the successors and assigns of the Bank and the Guarantor; the Guarantor may not assign any of its portion of its obligations hereunder without the prior written consent of the Bank.

     Section 15. Set-off. The Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guarantee, whether or not the Bank shall have made any demand under this Guarantee and although such obligations may be contingent and unmatured. The Bank agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     Section 16. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered on this 11th day of December, 1996.


                            SAMSUNG ELECTRONICS, COMPANY,   LTD.



                            By: /s/ KWANG HO KIM
                                Name:  Kwang Ho Kim
                                Title:  Vice Chairman